PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276721

Bridger Aerospace Group Holdings, Inc.

Up to $22,224,955
Common Stock

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We have entered into a Sales Agreement (the “Sales Agreement”), with Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Virtu Americas LLC (“Virtu”), (each of Stifel and Virtu, an “Agent” and together, the “Agents”), relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock resulting in aggregate gross offering proceeds of up to $100,000,000 from time to time through or to the Agents as sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate compensation payable to the Agents shall be equal to 3.0% of the gross sales price of the shares sold through the Agents pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “BAER”. On February 5, 2024, the last reported sales price for our common stock was $5.76 per share.

As of January 25, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $66.7 million, based on 48,634,591 shares of outstanding common stock, of which 39,744,609 shares were held by affiliates, and a price of $7.50 per share, which was the price at which our common stock was last sold on Nasdaq on December 26, 2023 (a date within 60 days of the date hereof). We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of certain risks you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Stifel	Virtu

The date of this prospectus is February 6, 2024

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About this Prospectus

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $200,000,000, subject to the limitations of General Instruction I.B.6 of Form S-3, described on the cover of that prospectus. This prospectus describes the specific terms of this offering. This prospectus relates only to an offering of up to $22,224,955 of shares of our common stock through the Agents. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into among us and the Agents on January 26, 2024, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. The $22,224,955 of shares of our common stock that may be offered, issued and sold under this prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

We urge you to carefully read this prospectus, the documents incorporated by reference herein and therein and the additional information in the section of this prospectus entitled “Incorporation by Reference; Where You Can Find More Information” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free-writing prospectus we may provide you. We have not, and the Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

On January 24, 2023 (the “Closing Date”), as contemplated by, the Agreement and Plan of Merger, dated as of August 3, 2022 (the “Merger Agreement”), by and among Jack Creek Investment Corp., a Cayman Islands exempted company (“JCIC”), Wildfire New PubCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of JCIC (“Bridger”), Wildfire Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger, Wildfire Merger Sub II, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger, Wildfire Merger Sub III, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger, Wildfire GP Sub IV, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger, BTOF (Grannus Feeder)—NQ L.P., a Delaware limited partnership, and Bridger Aerospace Group Holdings, LLC, a Delaware limited liability company (“Legacy Bridger”), consummated the transactions contemplated by the Merger Agreement, whereby Bridger became a publicly traded company, with JCIC and Legacy Bridger becoming wholly-owned subsidiaries of Bridger (the “Business Combination”). On the Closing Date, Bridger changed its name to Bridger Aerospace Group Holdings, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Bridger,” “we,” “us,” “our,” and similar terms refer to Bridger Aerospace Group Holdings, Inc., a Delaware corporation (formerly known as Wildfire New PubCo, Inc.), and its consolidated subsidiaries.

S-1

PROSPECTUS Summary

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the accompanying base prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Bridger provides aerial wildfire surveillance, relief and suppression and aerial firefighting services using next-generation technology and environmentally friendly and sustainable firefighting methods primarily throughout the United States. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our high-quality team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation full-service aerial firefighting platforms.

Bridger was founded by our Chief Executive Officer and former Navy SEAL officer Timothy Sheehy, in Bozeman, Montana in 2014 with one aircraft and a vision to build a global enterprise to fight wildfires. Bridger has since grown into a full-spectrum aerial firefighting service provider in the U.S. and in the field of aerial wildfire management, offering technology and services to provide front-line firefighters and fire suppression decision-makers access to key fire data in order to effectively combat wildfires. As of December 31, 2023, the Company has a team of 148 employees and has developed an ecosystem of solutions, services and technologies supporting firefighting ground crews and the public.

Our portfolio is organized across two core offerings:

•	Fire Suppression: Consists of deploying specialized Super Scooper aircraft to drop large amounts of water quickly and directly on wildfires.

•	Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft and unmanned aircraft.

We manage our operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

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We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing (December 31, 2028), (b) in which we have a total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of our common stock that are held by non-affiliates exceeds $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We are an ‘emerging growth company,’ and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year or the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.

Corporate Information

The Company’s executive office is located at 90 Aviation Lane, Belgrade, Montana 59714, and the Company’s phone number is (406) 813-0079. Our website address is www.bridgeraerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

S-3

The Offering

Common stock offered by us	Up to an aggregate of $22,224,955 of shares of our common stock pursuant to the Sales Agreement through or to Stifel or Virtu, as sales agent or principal. See “Plan of Distribution” beginning on page S-20 of this prospectus.

Common stock to be outstanding immediately after this offering	Up to 52,493,090 shares (as more fully described below), assuming sales of 3,858,499 shares of our common stock in this offering at an assumed offering price of $5.76 per share, the last reported sale price of our common stock on Nasdaq on February 5, 2024. The actual number of shares issued will vary depending on the sales price under this offering

Manner of offering	“At the market offering” made from time to time through or to the Agents, as sales agent or principal. See the section of this prospectus entitled “Plan of Distribution” beginning on page S-20 for additional detail.

Use of proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital needs. See the section of this prospectus entitled “Use of Proceeds” beginning on page S-9 for additional detail.

Trading symbol	Our common stock is listed on Nasdaq under the symbol “BAER.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 and other information included or incorporated in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 48,634,591 shares of common stock outstanding as of January 25, 2024, and excludes as of that date:

•	9,400,000 shares of our common stock issuable upon the exercise of warrants which were issued in exchange for the 9,400,000 warrants originally purchased in a private placement by JCIC Sponsor LLC at a purchase price of $1.00 per share contemporaneously with JCIC’s initial public offering, with an exercise price of $11.50 per share (the “Private Placement Warrants”);

•	17,249,874 shares of our common stock issuable upon the exercise of public warrants, which were issued in exchange for 17,250,000 warrants originally issued as part of the units JCIC issued in its initial public offering, with an exercise price of $11.50 per share (the “Public Warrants”);

•	32,412,754 shares of our common stock that may be issuable upon the conversion of any shares of our Series A Preferred Stock (as described in the section of this prospectus entitled “Description of Capital Stock”), at the election of the holders of the Series A Preferred Stock;

•	11,241,472 shares of our common stock reserved for future issuance under the Omnibus Incentive Plan (inclusive of 5,190,372 RSUs that have been granted or promised prior to January 24, 2024 that are unvested);

•	1,006,609 shares of our common stock reserved for future issuance under the ESPP; and

•	Up to 8,399,198 shares of our common stock issuable as additional contingent consideration to the former shareholders of Ignis Technologies, Inc. (“Ignis”), a company acquired by Bridger in September 2023, subject to the achievement of certain operational milestones in 2024, 2025 and 2026.

S-4

Risk Factors

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our common stock.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for the Company.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value (deficit) per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,858,499 shares of our common stock are sold during the term of the Sales Agreement with the Agents at a price of $5.76 per share, the last reported sale price of our common stock on Nasdaq on February 5, 2024, for aggregate net proceeds of approximately $21.1 million, after deducting commissions and estimated aggregate offering expenses payable by us you will experience immediate dilution of $11.76 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value (deficit) per share as of September 30, 2023 after giving effect to this offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

SEC regulations relating to the Baby Shelf Limitation may limit the number of shares we may sell under this prospectus.

Under current U.S. Securities and Exchange Commission regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is subject to the Baby Shelf Limitation. As of January 25, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $66.7 million based on 48,634,591 shares of outstanding common stock, of which approximately 39,744,609 shares were held by affiliates, at a price of $7.50 per share on December 26, 2023 (a date within 60 days of the date hereof). We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. If our public float decreases, the amount of securities we may sell under this prospectus will also decrease.

S-5

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on Nasdaq. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

The shares of common stock will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement with the Agents, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Agents and compliance with applicable law, we have the discretion to deliver placement notices to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agents.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

S-6

CAUTIONARY STATEMENT Regarding Forward-Looking Statements

Certain statements included in this prospectus are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) references with respect to anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) the anticipated demand for and expansion of Bridger’s operations, including for certain customers, and the underlying causes for such anticipated demand, as well as the amount of revenues that may be generated pursuant to any particular customer contract; (3) Bridger’s operations and performance; (4) Bridger’s business and growth plans; (5) the types of services Bridger may offer; and (6) Bridger’s capital expenditures and acquisitions strategies, including anticipated investments in additional aircraft, renovation and upgrade costs, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this prospectus, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the Business Combination; failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of new aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s ongoing operations and businesses, including information technology (“IT”) and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees, including as a result of any acquisition; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the Business Combination or any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus (“COVID-19”) pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the section of this prospectus entitled “Risk Factors.” Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Bridger files with the U.S. Securities and Exchange Commission, including those in Bridger’s most recent Annual Report on Form 10-K and any updates thereto in Bridger’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this prospectus. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this prospectus.

S-7

Market and Industry Data

This prospectus and the information incorporated by reference herein contain statistical data, estimates, forecasts, projections and other information concerning our industry, our business and the markets for certain diseases, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions. Information that is based on statistical data, estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, medical and general publications, government data, studies and similar data prepared by market research firms and other third parties. These third parties may, in the future, alter the manner in which they conduct surveys and studies regarding the markets in which we operate our business. The market and other estimates included in this prospectus and the information incorporated by reference herein, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in the section of this prospectus entitled “Risk Factors” and in the other information contained or incorporated by reference in this prospectus.

S-8

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $22,224,955 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital needs.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in money market funds, certificates of deposit and corporate debt securities.

S-9

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Any determination to pay cash dividends or to institute a dividend policy will be at the discretion of our board of directors (the “Board”) and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, restrictions imposed by applicable law and other factors the Board deems relevant. We currently intend to retain any future earnings for the development, operation and expansion of the business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future.

Notwithstanding the foregoing, our holders of the Series A Preferred Stock are entitled to receive dividends to be paid twice a year, in cash or, at our election, by increasing the per share liquidation preference for such shares of Series A Preferred Stock (such liquidation preference is equal to the initial issuance price plus all accrued and unpaid dividends, whether or not declared). The dividends on the Series A Preferred Stock accrue daily and are computed on the basis of a 365-day year, at a compounding rate initially anticipated to be 7.00% per annum. Such rate will increase to 9.00% per for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029 and eventually will increase to 11.00% per annum from and after April 25, 2029 and subject to further increase upon the occurrence of certain events. No dividends shall be paid or payable to any other holders of our capital stock unless and until the holders of the Series A Preferred Stock have received cumulative distributions equal to the aggregate liquidation preference of the Series A Preferred Stock. For more information see the section of this prospectus entitled “Description of Capital Stock — Preferred Stock — Series A Preferred Stock.”

S-10

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such capital stock and is qualified by reference to our amended and restated charter (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Stockholders Agreement, dated January 24, 2023, by and among the Company, certain former direct and indirect equityholders of Legacy Bridger and certain direct and indirect equityholders of Legacy Bridger that are affiliates of Blackstone Inc. (the “Stockholders Agreement”). We urge to you read each of the Amended and Restated Charter, the Amended and Restated Bylaws and the Stockholders Agreement described herein in their entirety for a complete description of the rights and preferences of our capital stock.

Authorized Capitalization

The Amended and Restated Charter authorizes the issuance of 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of our common stock, $0.0001 par value per share, and (b) 10,000,000 shares of preferred stock, $0.0001 par value per share (of which 1,000,000 shares are designated as the “Series A Preferred Stock”).

As of January 25, 2024, there were outstanding 48,634,591 shares of our common stock, 315,789.473684 shares of Series A Preferred Stock and 26,649,874 Warrants (as defined below), consisting of 17,249,874 Public Warrants (as defined below) and 9,400,000 Private Placement Warrants (as defined below).

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors.

Subject to the Delaware General Corporation Law (the “DGCL”) and the rights of holders of Preferred Stock, holders of our common stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

If the Company liquidates, dissolves or wind ups, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over our common stock.

Subject to the DGCL and the rights of holders of Series A Preferred Stock, holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of Series A Preferred Stock (as described below) and provides that shares of preferred stock may be issued from time to time in one or more additional series. The Board is authorized to fix the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of preferred stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Subject to the terms of any outstanding preferred stock, the Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

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Series A Preferred Stock

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends, paid twice per year, in cash or, at the election of the Company, by increasing the per share liquidation preference for such shares of Series A Preferred Stock. Dividends accrue on the Series A Preferred Stock daily, computed on the basis of a 365-day year, at a compounding rate initially anticipated to be 7.00% per annum but to increase to 9.00% per for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029 and eventually to increase to 11.00% per annum from and after April 25, 2029 and subject to further increase upon the occurrence of certain events. The per share liquidation preference is equal to the initial issuance price plus all accrued and unpaid dividends, whether or not declared. All payments and dividends in respect of the Series A Preferred Stock will be allocated among the holders thereof pro rata in proportion to the value of the shares of Series A Preferred Stock held thereby. No dividends shall be paid or payable to any other holders the Company’s capital stock unless and until the holders of Series A Preferred Stock have received cumulative distributions equal to the aggregate liquidation preference of the Series A Preferred Stock.

Conversion. Each share of Series A Preferred Stock is convertible, at the holder’s election at any time, into such number of shares of our common stock (or such other applicable securities in the case of merger, reorganization, recapitalization, reclassification or consolidation) as is determined by dividing (x) the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date) by (y) a conversion price of $11.00 per share for such share of Series A Preferred Stock, subject to specified adjustments as set forth in Article IV of the Amended and Restated Charter. No fractional securities will be issued upon conversion of a share of Series A Preferred Stock, and, in lieu of such fractional shares, the Company will pay cash equal to such fraction multiplied by the applicable conversion price.

Optional Redemption. At any time and from time to time on or after April 25, 2027, the Company will have the right, in its sole discretion, to give notice of its election to redeem all or any portion of the outstanding shares of Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date). Prior to April 25, 2027, in connection with the consummation of certain fundamental changes (as more fully described in the Amended and Restated Charter but including, among other things, certain change-in- control transactions and asset sales), the Company will have the right, in its sole discretion, to give notice of election to redeem all or any portion of the outstanding shares of Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date) plus a make-whole amount determined by reference to the dividends that would be accrued through April 25, 2027, discounted to the date of redemption on a quarterly basis at the treasury rate on the date of the redemption plus 50 basis points. Any redemption of fewer than all of the outstanding shares of Series A Preferred Stock will be made pro rata in proportion to the value of the shares of Series A Preferred Stock held. No share of Series A Preferred Stock that is converted into our common stock prior to the applicable redemption date shall be subject to redemption.

Mandatory Redemption. On April 25, 2032, the Company will be required to redeem and purchase all outstanding shares of Series A Preferred Stock for an amount, in cash, equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date), up to but not including April 25, 2032.

Redemption in Connection with Reorganization Events and Fundamental Change Transactions. If the Company undergoes certain fundamental changes (as more fully described in Article IV of the Amended and Restated Charter but including, among other things, certain change-in-control transactions and asset sales), a holder of Series A Preferred Stock may give notice of its election to have us fully redeem all of such holder’s outstanding Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date). Such redemption shall not be required if the shares of Series A Preferred Stock are purchased at the abovementioned redemption price (determined by reference to the date upon which such transaction is consummated) in connection with (and no later than the time of consummation of) such fundamental change transaction. If applicable law does not permit us to consummate any such redemption, the Company will be restricted from consummating the applicable fundamental change transaction unless (x) at the closing of the transaction, all of the shares of Series A Preferred Stock are purchased for an amount in cash equal to the abovementioned redemption price (determined by reference to the date upon which such fundamental change occurs) or (y) the Company gives a written notice of the terms and conditions of such transaction, which such notice affords the holders of the Series A Preferred Stock the right, but not the obligation, to elect to engage with us in an alternative transaction on terms that are the same as those of the applicable proposed fundamental change transaction (such right of first refusal described more fully in Article IV of the Amended and Restated Charter).

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Voting Rights. The shares of Series A Preferred Stock have no voting rights except as required by Delaware law or with respect to the amendment, alteration or repeal of any provision of the Amended and Restated Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the share of Series A Preferred Stock.

Consent Rights. For so long as any shares of Series A Preferred Stock remain outstanding, the Company may not, and shall cause its subsidiaries not to, without the written consent or approval of the holders of Series A Preferred Stock representing not less than 55% of the outstanding value of Series A Preferred Stock (provided that at any time during which there are two or more unaffiliated holders of Series A Preferred Stock, this 55% must include at least two unaffiliated holders of Series A Preferred Stock), (i) create, authorize or issue (by reclassification or otherwise) any equity securities of the Company, including any additional shares of Series A Preferred Stock or other security convertible into or exchangeable for any of the Company’s equity securities, having rights, preferences or privileges ranking senior to the Series A Preferred Stock or pari passu with the Series A Preferred Stock, (ii) amend, modify, restate, repeal or make any other change (by amendment, merger, consolidation, operation of law or otherwise) to any provision of the Company’s or the Company’s subsidiaries’ organizational documents in a manner which adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock (provided that any issuance of securities junior to the Series A Preferred Stock shall not be deemed to be adverse to the Series A Preferred Stock), (iii) prior to payment in full in cash of the liquidation preference on all outstanding shares of Series A Preferred Stock, effect any dividend or distribution to or redemption of any other shares of the Company’s capital stock or equity securities (other than the shares of Series A Preferred Stock), (iv) amend, modify or waive the terms of the Series A Preferred Stock, (v) effect certain mergers or consolidations or sell all or substantially all of the Company’s and the Company’s subsidiaries’ assets (as more fully described in Article IV of the Amended and Restated Charter) unless the liquidation preference in respect of the Series A Preferred Stock is fully repaid, or in certain circumstances, the Series A Preferred Stock remains outstanding, (vi) consent to the Company’s or any of the Company’s subsidiaries’ liquidation, dissolution or winding up unless, in the case of the Company’s liquidation, dissolution or winding up, the Company shall have delivered to the holders of Series A Preferred Stock not less than 10 business days’ prior written notice of such transaction. The Company also may not, without the prior written consent or approval of the holders of Series A Preferred Stock representing not less than 85% of the outstanding value of Series A Preferred Stock, amend, waive, or modify the Amended and Restated Charter in ways (as more fully described in Article IV of the Amended and Restated Charter) that adversely alter or change the rights, preferences, privileges or obligations of the shares of Series A Preferred Stock. In addition, the Company shall not redeem or otherwise make any dividend or payment on the shares of Series A Preferred Stock other than in cash without the prior written consent or approval of each affected holder of such Series A Preferred Stock.

Board of Directors

The Company’s business and affairs is managed under the direction of its board of directors. Under the Amended and Restated Charter, the Board is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of three (3) directors. Class I directors will hold office for a term expiring at the 2026 annual meeting of stockholders; Class II directors will hold office for a term expiring at the 2024 annual meeting of stockholders; and Class III directors will hold office for a term expiring at the 2025 annual meeting of stockholders. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Pursuant to the Stockholders Agreement, certain direct and indirect stockholders of the Company that are affiliates of Blackstone Inc. (the “BTO Stockholders”), collectively, have the right, but not the obligation, to nominate for election to the Board up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements. In the event that a vacancy is created at any time by the death, disqualification, resignation or removal of a director nominated by BTO Stockholders, the BTO Stockholders, collectively, shall have the right to designate a replacement to fill such vacancy. Mr. Hirsch is the current BTO Stockholders director designee.

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Committees of the Board of Directors

Pursuant to the Amended and Restated Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law. The Board has established and maintained an audit committee, a governance committee and a compensation committee, and may establish such other committees as it determines from time to time.

Pursuant to the Stockholders Agreement, Bridger Element LLC (“Bridger Element”) and its former equityholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

Limitations on Non-Citizens

To assist with the Company’s compliance with Subtitle VII of Title 49 of the United States Code, as the same may be amended from time to time, Article X of the Amended and Restated Charter and Article V of the Amended and Restated Bylaws contain provisions that limit Non-Citizens to not more than (x) 24.9% of the aggregate votes of all the Company’s outstanding voting securities or (y) 49.0% of the aggregate number of the Company’s outstanding equity securities and prohibit certain voting right and transfers of the Company’s securities to ensure that ownership by Non-Citizens will not exceed these amounts. Additionally, such equity securities owned by Non-Citizens may not be voted unless such shares are registered on the separate stock record maintained by the Company or any transfer agent (on behalf of the Company) for the registration of the Company’s equity securities held by Non-Citizens.

Pursuant to the Amended and Restated Bylaws, at no time shall the number of Non-Citizens who serve as officers or director, respectively, of the Company exceed the limitations provided under Section 40102(a)(15) of Title 49 of the United States Code (which, as of the effective date of the Amended and Restated Bylaws and for informational purposes only, is one-third (1/3) of the total number of officers or director, respectively, then holding office).

“Non-Citizen” means persons or entities who are not “citizens of the United States” as defined in Section 40102(a)(15) under Subtitle VII of Title 49 of the United States Code, as the same may be amended from time to time.

Amendment of Our Charter or Bylaws

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

The affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding Company our common stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal the Amended and Restated Bylaws and the provisions in the Amended and Restated Charter related to directors, indemnification and limitation of liability on directors and officers, Bylaw amendments, special stockholder meetings and no action by written consent of the stockholders, corporate opportunities waiver, forum selection and amendments to the Charter.

Anti-Takeover Effects of Delaware Law, the Amended and Restated Charter and the Amended and Restated Bylaws

Some provisions of the DGCL, the Amended and Restated Charter and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of the Company’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions which provide for payment of a premium over the market price for the Company’s shares.

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Stockholder Meetings

The Amended and Restated Bylaws provide that a special meeting of stockholders may be called only by the Chairperson of the Board, chief executive officer or the Board.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of Board.

Elimination of Stockholder Action by Written Consent

The Amended and Restated Bylaws do not permit stockholders to act by written consent without a meeting.

Staggered Board

The Board is divided into three (3) classes. Except for the directors first elected as Class I directors and Class II directors, the directors in each class serve for a three-year term, one class being elected each year by the Company’s stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

The Amended and Restated Charter provides that no member of the Board may be removed from office by the Company’s stockholders except for cause and, in addition to any other vote required by law, upon the approval of at least a majority of the total voting power of all then-outstanding shares of capital stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

The Amended and Restated Charter provides that the Company is not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

However, the Amended and Restated Charter includes a provision that restricts the Company from engaging in any business combination with an interested stockholder for three (3) years following the date that person becomes an interested stockholder. Such restrictions do not apply to any business combination between JCIC Sponsor, the BTO Stockholders, Banc of America Strategic Investments Corporation, JPMorgan Chase Funding Inc., Bridger Element, Mr. McAndrew Rudisill, Mr. Timothy Sheehy and Mr. Matthew Sheehy and any successors or affiliate thereof or their direct and indirect transferees, on the one hand, and us, on the other.

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The Company would be able to enter into a business combination with an interested stockholder if:

(a) before that person became an interested stockholder, the Board approved the business combination or the transaction in which the interested stockholder became an interested stockholder;

(b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company that is not owned by the interested stockholder; or

(d) the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Company and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of the Company’s outstanding voting stock or is the Company’s affiliate or associate and was the owner of 15% or more of the Company’s outstanding voting stock at any time within the three-year period immediately before the date of determination. Under the Amended and Restated Charter, an “interested stockholder” does not include JCIC Sponsor, the BTO Stockholders, Banc of America Strategic Investments Corporation, JPMorgan Chase Funding Inc., Bridger Element, Mr. McAndrew Rudisill, Mr. Timothy Sheehy and Mr. Matthew Sheehy and any successors or affiliate thereof or their direct and indirect transferees.

This provision of the Amended and Restated Charter could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Exclusive Forum

The Amended and Restated Charter provides that unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Amended and Restated Charter or the Amended and Restated Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Subject to the preceding provisions and unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

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Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and stockholders of corporations for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), the personal liability of the Company’s directors for damages for any breach of fiduciary duty as a director.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing of our Common Stock

Shares of our common stock are listed on Nasdaq under the symbol “BAER.”

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Dilution

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the net tangible book value (deficit) per share of common stock immediately after this offering.

Our net tangible book value (deficit) as of September 30, 2023 was approximately $(312.8) million, or $(6.99) per share of common stock. Net tangible book value (deficit) per share is determined by dividing the net of total tangible assets less total liabilities and our outstanding Series A Preferred Stock, by the aggregate number of shares of our common stock outstanding as of September 30, 2023. After giving effect to the sale of our common stock during the term of the Sales Agreement with the Agents in the aggregate amount of $22,224,955 at an assumed offering price of $5.76 per share, the last reported sale price of our common stock on Nasdaq on February 5, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2023 would have been approximately $(291.7) million, or $(6.00) per share of common stock. This represents an immediate increase in the net tangible book value (deficit) of $0.99 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $11.76 per share to new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$ 5.76
Net tangible book value (deficit) per share as of September 30, 2023	$ (6.99)
Increase in net tangible book value (deficit) per share attributable to this offering	$ 0.99
As adjusted net tangible book value (deficit) per share after this offering		$ (6.00)
Dilution per share to investors participating in this offering		$ 11.76

The table above assumes for illustrative purposes that an aggregate of 3,858,499 shares of our common stock are sold during the term of the Sales Agreement with the Agents at a price of $5.76 per share, the last reported sale price of our common stock on Nasdaq on February 5, 2024, for aggregate net proceeds of approximately $21.1 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares pursuant to the Sales Agreement with the Agents are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of $22,224,955 during the term of the Sales Agreement with the Agents is sold at that price, would increase our as adjusted net tangible book value (deficit) per share after the offering to $(6.07) per share and would increase the dilution in net tangible book value (deficit) per share to new investors in this offering to $12.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of $22,224,955 during the term of the Sales Agreement with the Agents is sold at that price, would decrease our as adjusted net tangible book value (deficit) per share after the offering to $(5.90) per share and would decrease the dilution in net tangible book value (deficit) per share to new investors in this offering to $10.66 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above table is based on 44,776,926 shares of our common stock outstanding as of September 30, 2023, and excludes as of that date:

•	9,400,000 shares of our common stock issuable upon the exercise of Private Placement Warrants, with an exercise price of $11.50 per share;

•	17,249,874 shares of our common stock issuable upon the exercise of Public Warrants, with an exercise price of $11.50 per share;

•	31,701,931 shares of our common stock that may be issuable upon the conversion of any shares of our Series A Preferred Stock (as described in the section of this prospectus entitled “Description of Capital Stock”), at the election of the holders of the Series A Preferred Stock;

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•	14,362,583 shares of our common stock reserved for future issuance under the Omnibus Incentive Plan (inclusive of 6,789,763 RSUs that have been granted or promised prior to December 31, 2023 that are unvested);

•	1,006,609 shares of our common stock reserved for future issuance under the ESPP; and

•	Up to 8,399,198 shares of our common stock issuable to the former shareholders of Ignis as additional contingent consideration, subject to the achievement of certain operational milestones in 2024, 2025 and 2026.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Plan of Distribution

We have entered into a Sales Agreement with Stifel and Virtu, which we have filed as an exhibit to the registration statement of which this prospectus forms a part, under which we may offer and sell up to $100.0 million of our shares of common stock from time to time through or to the Agents as sales agent or principal. Pursuant to this prospectus we may issue and sell shares of our common stock having an aggregate offering price of $22,224,955.

Sales, if any, of our common stock made through or to the Agents, as our sales agent or principal, as contemplated by this prospectus, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for shares of our common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law.

The Agents are not required to sell any specific number or dollar amount of our common stock but have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices, on the terms and subject to the conditions of the Sales Agreement, to sell the common stock offered on terms agreed upon by the Agents and us. If we choose to offer our common stock, we will instruct the Agent as to the number of shares to be sold by them, the minimum or average minimum price per share and the date or dates on which such shares are to be sold. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above a price designated by us. The Agents may decline to accept any such instructions that we may provide to them from time to time. We or the Agents may suspend the offering of common stock by the Agents upon notice to the other party.

If shares of our common stock are sold by the Agents in an at the market offering, the Agents have agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of our common stock sold through the Agents under the Sales Agreement, information concerning the net proceeds from those sales and the aggregate compensation paid to the Agents with respect to such sales.

The Agents will not engage in any transactions that stabilize or maintain the market price of our common stock in connection with any offers or sales of our common stock as our sales agent pursuant to the Sales Agreement.

We will pay each Agent acting as our sales agent an aggregate commission of up to 3.0% of the gross sales price per share of common stock sold through such Agent, under the Sales Agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the common stock, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of the common stock in the offering. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse fees and disbursements of legal counsel to the Agents arising from transactions contemplated by the Sales Agreement in an amount not to exceed $15,000 in the aggregate per quarter. We have also agreed to reimburse the Agents for certain expenses incurred by them in connection with the offering, including up to $20,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority.

We estimate that the total expenses payable by us in connection with the establishment of the program to offer our common stock described in this prospectus supplement, excluding commissions and any discounts payable to the Agents and any other deductions described in the paragraph above, will be approximately $500,000.

We will not issue common stock having aggregate sales proceeds of more than $22,224,955 pursuant to this prospectus. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

Settlement for sales of shares in return for payment of the net proceeds to us is expected to occur on the second business day that is also a trading day following the trade date on which such sales were made, in either case unless another date shall be agreed to in writing by us and the Agents. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

S-20

The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of the common stock subject to the Sales Agreement and (2) the termination of the Sales Agreement by us or the Agents. The Sales Agreement may be terminated either by us or the Agents upon the giving of ten (10) days prior written notice to the other party and in the sole discretion of us or the Agents, as the case may be.

We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The Agents shall be under no obligation to purchase our shares on a principal basis pursuant to the Sales Agreement.

In connection with the sale of common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. The Agents shall have no obligation to offer or sell any of our shares in the event such an offer or sale of the shares as agents on our behalf may, in the reasonable judgment of the Agents, constitute a “distribution” within the meaning of Rule 100 of Regulation M or the Agents reasonably believe they may be deemed an “underwriter” within the meaning of the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions on Nasdaq that qualify for delivery of a prospectus to Nasdaq in accordance with Rule 153 of the Securities Act.

The Agents and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

S-21

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Mayer Brown LLP, New York, New York is acting as counsel for the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Bridger Aerospace Group Holdings, LLC (predecessor to Bridger Aerospace Group Holdings, Inc.), as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus have been so included in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Bridger Aerospace Group Holdings, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

S-22

Information Incorporated by Reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 20, 2023;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on (i) January 27, 2023, (ii) June 22, 2023, (iii) June 27, 2023, (iv) July 24, 2023, (v) September 13, 2023, (vi) September 14, 2023, (vii) September 20, 2023 and (viii) November 24, 2023;

•	The audited consolidated financial statements of Bridger Aerospace Group Holdings, LLC (predecessor to Bridger Aerospace Group Holdings, Inc.), as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and the report of Crowe LLP thereon, contained on pages F-2 through F-40 of Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-275051) filed with the SEC on October 23, 2023; and

•	The description of our securities contained in our registration statement on Form 8-A filed with the SEC on January 24, 2023, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus, and (2) if applicable, the date the Agents stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

Notwithstanding the preceding, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or, if related to Items 2.02 or 7.01, Item 9.01 of any Current Report on Form 8-K that we may, from time to time, furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-23

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above. The registration statement and the documents referred to above are also available on our corporate website at www.bridgeraerospace.com.

Unless specifically listed above, the information contained on the SEC website or our website is not incorporated by reference into this prospectus and you should not consider that information a part of this prospectus. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

Bridger Aerospace Group Holdings, Inc.
90 Aviation Lane

Belgrade, Montana 59714
Telephone Number: (406) 813-0079

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

S-24

Up to $22,224,955

Common Stock

Stifel

Virtu

February 6, 2024